UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

Dollarama Group Holdings L.P.

(Exact name of registrants as specified in their charters)

Quebec, Canada	333-143444	Not Applicable
(State or other jurisdiction of incorporation or organization)	Commission File Numbers:	(I.R.S. Employer Identification No.)

5805 Royalmount Avenue

Montreal, Quebec H4P 0A1

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (514) 737-1006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d) Effective February 17, 2010, Dollarama Group Holdings L.P. (the “Partnership”) announced that Donald Gray Reid was appointed to the Board of Directors of its general partner (the “Board”) as an independent director and has also been appointed as a member of the Audit Committee of the Board. Mr. Reid has over 26 years of experience with the Weston/Loblaw group of companies, including positions as President and Chief Executive Officer of President’s Choice Bank, Chief Financial Officer of George Weston Limited and Executive Vice President of Loblaw Companies Limited. Mr. Reid is currently Vice Chairman of the Nature Conservancy of Canada.

Mr. Reid replaces Todd Cook on the Board. Mr. Cook resigned from his position as a member of the Board and the Audit Committee and the Compensation Committee of the Board effective as of February 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLARAMA GROUP HOLDINGS L.P.

By:	Dollarama Group Holdings GP ULC, its general partner

By:	/s/ LARRY ROSSY
Name:	Larry Rossy
Title:	Chief Executive Officer

Date: February 17, 2010